     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 6, 2001

                                                      REGISTRATION NO. 333-52802
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                             ---------------------

                                AMENDMENT NO. 4

                                       TO
                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                                UTI CORPORATION
             (Exact name of Registrant as specified in its charter)

              MARYLAND                               3841                              91-2090934
  (State or other jurisdiction of        (Primary Standard Industrial               (I.R.S. Employer
   incorporation or organization)        Classification Code Number)              Identification No.)

                             ---------------------

                               200 W. 7TH AVENUE
                          COLLEGEVILLE, PA 19426-2470
                                 (610) 489-0300
  (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive office)
                             ---------------------

                                ANDREW D. FREED
                            CHIEF EXECUTIVE OFFICER
                                UTI CORPORATION
                               200 W. 7TH AVENUE
                          COLLEGEVILLE, PA 19426-2470
                                 (610) 489-0300
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------

                                   Copies to:

                CHRISTOPHER J. WALSH                                  ALLISON R. SCHNEIROV
               HOGAN & HARTSON L.L.P.                       SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
         1200 SEVENTEENTH STREET, SUITE 1500                            FOUR TIMES SQUARE
                  DENVER, CO 80202                                     NEW YORK, NY 10036
                   (303) 899-7300                                        (212) 735-3000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ] ____________
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
                                                                  PROPOSED MAXIMUM
                                                                 AGGREGATE OFFERING                   AMOUNT OF
    TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED           PRICE PER SHARE(1)              REGISTRATION FEE(2)
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value..............................          $122,187,500                       $30,547
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(2) Previously paid.
                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table shows the various fees and expenses, other than the underwriting discounts and commissions, payable by Registrant in connection with the sale of the common stock being registered under this registration statement. All amounts shown are estimates except for the Securities and Exchange Commission registration fee, the NASD filing fee and The Nasdaq National Market listing fee.

Registration fee............................................  $   30,547
NASD filing fee.............................................      13,719
The Nasdaq National Market listing fee......................      95,000
Printing and engraving expenses.............................     750,000
Directors and Officers liability insurance..................   1,050,000
Legal fees and expenses.....................................     650,000
Accounting fees and expenses................................   1,200,000
Blue Sky fees and expenses (including legal fees)...........       5,000
Transfer agent and registrar fees and expenses..............       2,500
Miscellaneous...............................................     203,234
                                                              ----------
          Total.............................................  $4,000,000
                                                              ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services, (2) acts committed in bad faith or active and deliberate dishonesty established by a final judgment as being material to the cause of action, or (3) in the case of any criminal proceeding, acts or omissions that the person had reasonable cause to believe were unlawful. Registrant's charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

     In accordance with the Maryland General Corporation Law or MGCL, Registrant's charter and bylaws obligate Registrant, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director or officer of Registrant and at Registrant's request, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. The MGCL permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceedings to which they may be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceedings and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation unless a court orders indemnification, and then only for expenses. In accordance with the MGCL and our bylaws, as a condition to advancing expenses, Registrant is required to obtain (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by us as authorized by our bylaws and (2) a written statement by or on his behalf to repay the amount paid or reimbursed by Registrant if it shall ultimately be determined that the standard of conduct was not met.

     Registrant intends to obtain and maintain director and officer liability insurance on behalf of its directors and officers, provided that such insurance is available on commercially reasonable terms.

     The Underwriting Agreement (Exhibit 1.1) provides that the underwriters must, under specified circumstances, indemnify Registrant's directors, officers and controlling persons against specified liabilities, including liabilities under the Securities Act of 1933, as amended.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     The following information relates to securities issued or sold by Registrant within the last three years. All such securities were offered and sold to accredited investors in reliance upon the exemption from registration under Section 4(2) of the Securities Act or under Rule 506 of Regulation D promulgated under the Securities Act, relating to sales by an issuer not involving any public offering, including offers and sales under Regulation D, or Rule 701 under the Securities Act.

     The sales of securities were made without the use of an underwriter and the certificates evidencing the shares bear a restrictive legend permitting the transfer thereof only upon registration of the shares or pursuant to an exemption from registration under the Securities Act.

     (1) On July 6, 1999, Registrant entered into an Agreement for Purchase and Sale of Stock with G&D, Inc. d/b/a Star Guide Corporation and the shareholders of G&D, Inc., whereby in consideration for 100% of the capital stock of G&D, the shareholders of G&D, who were accredited investors, received, among other consideration, an aggregate of 383,912 shares of Class A-1 5% Convertible Preferred Stock originally valued at $4,200,000 and certain shareholders of G&D received an aggregate of 200,000 shares of Class B-1 Convertible Preferred stock equal to $20,000. The Registrant relied on the exemptions provided pursuant to
Section 4(2) of, and Rule 506 of Regulation D promulgated under, the Securities Act for these issuances.

     (2) On July 6 and July 21, 1999, Registrant entered into subscription agreements with certain accredited investors for the issuance of an aggregate of 484,460 shares of Class A-1 5% Convertible Preferred Stock for an aggregate purchase price of $5,300,000. The Registrant relied on the exemptions provided pursuant to Section 4(2) of, and Rule 506 of Regulation D promulgated under, the Securities Act for these issuances.

     (3) On July 6, 1999, Registrant entered into subscription agreements with certain accredited investors for the issuance of an aggregate of 100,000 shares of Class B-1 Convertible Preferred Stock for an aggregate purchase price of $10,000. The Registrant relied on the exemptions provided pursuant to Section 4(2) of, and Rule 506 of Regulation D promulgated under, the Securities Act for these issuances.

     (4) On July 6, 1999, Registrant entered into subscription agreements with certain accredited investors for the issuance of an aggregate of 270,000 shares of voting common stock for an aggregate purchase price of $1,500. The Registrant relied on the exemptions provided pursuant to Section 4(2) of, and Rule 506 of Regulation D promulgated under, the Securities Act for these issuances.

     (5) On July 6, 1999, in connection with a credit facility with NationsCredit Commercial Corporation, Registrant issued a warrant to NationsCredit Commercial Corporation to purchase 85,000 shares of non-voting common stock at an initial exercise price of $.01 per share. The Registrant relied on the exemptions provided pursuant to Section 4(2) of, and Rule 506 of Regulation D promulgated under, the Securities Act for this issuance. The warrant was exchanged for and replaced by the warrant identified in item (8) below.

     (6) On December 22, 1999, Registrant entered into a Share Purchase Agreement with Noble-Met, Ltd. and the shareholders of Noble-Met, Ltd. whereby in consideration for 100% of the capital stock of Noble-Met upon the closing under the Share Purchase Agreement on January 11, 2000 the shareholders of Noble-Met, who were accredited investors, received, among other consideration, an aggregate of 291,667 shares of Class A-2 5% Convertible Preferred Stock equal to $3,500,000. The Registrant relied on the exemptions provided pursuant to Section 4(2) of, and Rule 506 of Regulation D promulgated under, the Securities Act for these issuances.

     (7) On January 11, 2000, Registrant entered into subscription agreements with certain accredited investors for the issuance of an aggregate of 833,333 shares of Class A-2 5% Convertible Preferred Stock for an aggregate purchase price of $10,000,000. The Registrant relied on the exemptions provided pursuant to Section 4(2) of, and Rule 506 of Regulation D promulgated under, the Securities Act for these issuances.

     (8) On January 11, 2000, in connection with a credit facility with Banc of America Commercial Finance Corporation, Registrant issued a warrant to Banc of America Commercial Finance Corporation to purchase 88,656 shares of non-voting common stock at an initial exercise price of $.01 per share. The Registrant relied on the exemptions provided pursuant to Section 4(2) of, and Rule 506 of Regulation D promulgated under, the Securities Act for these issuances.

     (9) On May 12, 2000, Registrant entered into an Agreement and Plan of Merger with Medical Engineering Resources, Ltd., the stockholders of Medical Engineering Resources, Ltd. and MER Acquisition Corporation, a wholly-owned subsidiary of Registrant. In consideration for 100% of the capital stock of Medical Engineering Resources, Ltd., the stockholders of Medical Engineering Resources, Ltd., who were accredited investors, received, among other consideration, an aggregate of 26,456 shares of Class A-3 5% Convertible Preferred Stock equal to $500,000. The Registrant relied on the exemptions provided pursuant to Section 4(2) of, and Rule 506 of Regulation D promulgated under, the Securities Act for these issuances.

     (10) On May 31, 2000 Registrant entered into subscription agreements with certain accredited investors for the issuance of an aggregate of 3,437,500 shares of Class A-4 5% Convertible Preferred Stock for an aggregate purchase price of $55,000,000. The Registrant relied on the exemptions provided pursuant to Section 4(2) of, and Rule 506 of Regulation D promulgated under, the Securities Act for these issuances.

     (11) On May 31, 2000, Registrant entered into a Securities Purchase Agreement with DLJ Investment Partners II, L.P., DLJ Investment Funding II, Inc., DLJ ESC II, L.P. DLJ Investment Partners, L.P. and Reliastar Financial Corp., all accredited investors, for the issuance of an aggregate of 515,882 shares of Class AA Convertible Preferred Stock for an aggregate purchase price of $6,706,466. The Registrant relied on the exemptions provided pursuant to
Section 4(2) of, and Rule 506 of Regulation D promulgated under, the Securities Act for these issuances.

     (12) On May 31, 2000, UTI Acquisition Corp., a wholly-owned subsidiary of Registrant, entered into a Share Purchase Agreement with UTI Pennsylvania and the stockholders of UTI Pennsylvania, whereby in consideration for 100% of the capital stock of UTI Pennsylvania, upon the closing under the Share Purchase Agreement on June 1, 2000 certain stockholders of UTI Pennsylvania, who were accredited investors, received, among other consideration, an aggregate of 100,000 shares of Class B-2 Convertible Preferred Stock equal to $10,000. The Registrant relied on the exemptions provided pursuant to Section 4(2) of, and Rule 506 of Regulation D promulgated under, the Securities Act for these issuances.

     (13) From May 31, 2000 to February 12, 2001 Registrant granted options to purchase an aggregate of 1,217,261 shares of common stock to employees, directors and consultants under its 2000 Stock Option and Incentive Plan dated February 3, 2000. As of February 12, 2001 no shares have been purchased upon the exercise of options and 432,616 shares were fully vested. The Registrant relied on the exemption provided pursuant to Rule 701 promulgated under the Securities Act for these issuances.

     (14) On December 21, 2000, Registrant entered into subscription agreements with certain accredited investors for the issuance of an aggregate of 829,616 shares of Class A-5 5% Convertible Preferred Stock for an aggregate purchase price of $13,273,856. The Registrant relied on the exemptions provided pursuant to Section 4(2) of, and Rule 506 of Regulation D promulgated under, the Securities Act for these issuances.

     (15) On December 22, 2000, Medical Device Manufacturing, Inc., a wholly-owned subsidiary of Registrant entered into an Agreement and Plan of Merger with American Technical Molding, Inc., the stockholders of American Technical Molding, Inc. and KMKATM Acquisition Corp., an indirect wholly-owned subsidiary of Registrant. In consideration for 100% of the capital stock of American Technical Molding, Inc., two of the stockholders of American Technical Molding, Inc., who were accredited investors, received, among other consideration, an aggregate of 157,884 shares of Class A-5 5% Convertible Preferred Stock equal to an aggregate of $2,526,144. The Registrant relied on the exemptions provided pursuant to Section 4(2) of, and Rule 506 of Regulation D promulgated under, the Securities Act for these issuances.

     (16) On December 22, 2000, Registrant issued 7,969 shares of Class A-5 5% Convertible Preferred Stock equal to approximately $127,000 to an entity controlled by H. Stephen Cookston, a director, in consideration for Mr. Cookston's services in connection with Registrant's acquisition of American Technical Molding, Inc. The Registrant relied on the exemptions provided pursuant to Section 4(2) of, and Rule 506 of Regulation D promulgated under, the Securities Act for these issuances.

     (17) On February 9, 2001, Registrant issued 88,656 shares of non-voting common stock to certain existing shareholders, who were accredited investors, upon their exercise of the warrant to acquire non-voting common stock identified in item (8) above. The Registrant relied on the exemptions provided pursuant to
Section 4(2) of, and Rule 506 of Regulation D promulgated under the Securities Act for these issuances.

     (18) On February 12, 2001, Registrant issued 31,250 shares of Class A-2 5% Convertible Preferred Stock to certain shareholders of Noble-Met, Ltd., who were accredited investors, as payment for a portion of the deferred purchase price related to Registrant's acquisition of Noble-Met pursuant to the Share Purchase Agreement dated January 11, 2000 as identified in item (5) above. The Registrant relied on the exemptions provided pursuant to Section 4(2) of, and Rule 506 of Regulation D promulgated under, the Securities Act for these issuances.

     The recipients of securities in each such transaction represented that each was an accredited investor and their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. Appropriate legends were affixed to the share certificates and other instruments issued in such transactions. All recipients either received adequate information about Registrant or had access, through employment or other relationships, to information about Registrant.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits:


        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
            1.1             Form of Underwriting Agreement
            2.1--           Agreement for Purchase and Sale of Stock, dated July 6,
                            1999, among Medical Device Manufacturing, Inc., G&D, Inc.
                            d/b/a Star Guide, and Shareholders of G&D, Inc.
            2.2--           Share Purchase Agreement, dated December 22, 1999, among
                            Medical Device Manufacturing, Inc., Noble-Met, Ltd. and
                            the Shareholders of Noble-Met, Ltd.
            2.2.1--         First Amendment to Share Purchase Agreement, dated as of
                            January 11, 2000, among Medical Device Manufacturing,
                            Inc., Noble-Met, Ltd. and the Shareholders of Noble-Met
                            Ltd.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
            2.3--           Agreement and Plan of Merger, dated May 12, 2000, among
                            Medical Device Manufacturing, Inc., MER Acquisition
                            Corp., Medical Engineering Resources, Ltd. and the
                            Shareholders of Medical Engineering Resources, Ltd. dated
            2.4--           Stock Purchase Agreement, dated May 31, 2000, among UTI
                            Acquisition Corp., UTI Corporation and the Shareholders
                            of UTI Corporation
            2.5--           Agreement and Plan of Merger dated December 22, 2000,
                            among Medical Device Manufacturing, Inc., KMKATM
                            Acquisition Corp., American Technical Molding, Inc. and
                            the Shareholders of American Technical Molding, Inc.
            3.1--           Articles of Incorporation of UTI Corporation
            3.1.1--         Form of Articles of Amendment and Restatement of UTI
                            Corporation to be effective upon the closing of the
                            offering being made pursuant to this registration
                            statement
            3.2--           Bylaws of UTI Corporation
            4.1--           Specimen certificate representing the common stock
            5.1--           Opinion of Hogan & Hartson L.L.P. with respect to the
                            legality of the common stock
           10.1--           Second Amended and Restated Registration Rights Agreement
                            dated May 31, 2000
           10.1.1--         Form of Joinder to Second Amended and Restated
                            Registration Rights Agreement
           10.2--           Shareholders' Agreement dated July 6, 1999
           10.2.1--         Form of Joinder to Shareholders' Agreement
           10.2.2--         First Amendment to Shareholders' Agreement dated May 31,
                            2000
           10.2.3--         Form of Joinder to First Amendment to Shareholders'
                            Agreement
           10.3--           Form of Subscription Agreement for Class A-1 5%
                            Convertible Preferred Stock, Class B-1 Convertible
                            Preferred Stock and Voting Common Stock
           10.3.1--         Form of Subscription Agreement for Class A-2 5%
                            Convertible Preferred Stock
           10.3.2--         Form of Subscription Agreement for Class A-3 5%
                            Convertible Preferred Stock
           10.3.3--         Form of Subscription Agreement for Class A-4 5%
                            Convertible Preferred Stock
           10.3.4--         Form of Subscription Agreement for Class A-5 5%
                            Convertible Preferred Stock
           10.3.5--         Form of Subscription Agreement for Class A-5 5%
                            Convertible Preferred Stock (American Technical Molding
                            Stockholders)
           10.3.6--         Form of Subscription Agreement for Class B-2 Convertible
                            Preferred Stock
           10.4--           Form of Amended and Restated 2000 Stock Option and
                            Incentive Plan to be effective upon the closing of the
                            offering being made pursuant to this registration
                            statement
           10.4.1--         Form of 2000 Stock Option and Incentive Plan Incentive
                            Stock Option Agreement
           10.4.2--         Form of 2000 Stock Option and Incentive Plan
                            Non-Incentive Stock Option Agreement
           10.5--           Form of Employee Stock Purchase Plan to be effective upon
                            the closing of the offering being made pursuant to this
                            registration statement
           10.6--           Star Guide Phantom Stock Plan
           10.7--           2000 Employee Phantom Stock Plan
           10.7.1--         Form of 2000 Employee Phantom Stock Plan Agreement
           10.8--           2000 Retention Plan for Employees
           10.9--           2000 Retention Plan for MER Consultants and Employees

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
           10.10--          UTI Corporation Key Executive Deferred Compensation Plan
           10.11--          UTI Supplemental Executive Retirement Pension Program
           10.12--          Employment Agreement, dated May 31, 2000, among Medical
                            Device Manufacturing, Inc., UTI Corporation and Andrew D.
                            Freed
           10.13--          Employment Agreement, dated May 31, 2000, among Medical
                            Device Manufacturing, Inc., UTI Corporation and Barry
                            Aiken
           10.14--          Employment Agreement, dated May 31, 2000, among Medical
                            Device Manufacturing, Inc., UTI Corporation and Jeffrey
                            M. Farina
           10.15--          Employment Agreement, dated May 31, 2000, between Medical
                            Device Manufacturing, Inc. and Eric Pollock
           10.16--          Non-Competition Agreement, dated May 31, 2000, among
                            Medical Device Manufacturing, Inc., UTI Corporation and
                            Andrew D. Freed
           10.17--          Non-Competition Agreement, dated May 31, 2000, among
                            Medical Device Manufacturing, Inc., UTI Corporation and
                            Barry Aiken
           10.18--          Non-Competition Agreement, dated May 31, 2000, among
                            Medical Device Manufacturing, Inc., UTI Corporation and
                            Jeffrey M. Farina
           10.19--          Non-Competition Agreement, dated May 31, 2000, among
                            Medical Device Manufacturing, Inc., UTI Corporation and
                            Frank J. Cornwell
           10.20--          Non-Competition Agreement, dated July 6, 2000, among
                            Medical Device Manufacturing, Inc., G&D, Inc. and Eric
                            Pollock
           10.21--          Letter Agreement dated as of January 31, 2001 among
                            Medical Device Manufacturing, Inc., MDMI Holdings, Inc.
                            and Eric Pollock
           10.22--          Lease Agreement dated July 6, 1999 between 5000
                            Independence LLC and Medical Device Manufacturing, Inc.
           10.23--          Lease Agreement dated January 11, 2000 between Image,
                            L.C. and Medical Device Manufacturing, Inc.
           10.24--          Lease Agreement dated January 8, 1999 between Sunbeam
                            Properties, Inc. and UTI Corporation
           10.25--          Lease Agreement dated August 12, 1997 between DTEC, Inc.
                            and UTI Corporation
           10.26--          Lease Agreement dated June 14, 1999 between Suddeutche
                            Feinmechanik GmbH and UTI SFM Feinmechanik GmbH
           10.27--          Lease Agreement dated July 13, 1993 between Bakmat
                            Developments Limited, Uniform Tubes Europe and UTI
                            Corporation
           10.27.1--        Lease Agreement dated June 30, 2000 by and among
                            Industrial Property Investment Fund, acting by its
                            General Partner, Legal and General Property Partners
                            (Industrial Fund) Limited and Uniform Tubes, Europe
           10.28--          Lease Agreement dated December 11, 2000 by and among
                            Peter Lyons, G&D, Inc., d/b/a Star Guide Corporation, and
                            Seazun Limited
           10.29--          Standard Industrial Lease dated June 30, 1993 by and
                            among Upland Technology Associates, J. K. Molds and
                            American Technical Molding

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
           10.30--          Credit Agreement by and among Medical Device
                            Manufacturing, Inc., as Borrower, Bank of America, N.A.,
                            as Administrative Agent and as Lender, Fleet National
                            Bank, as Syndication Agent and as Lender, Dresdner Bank
                            AG, New York and Grand Cayman Branch, as Documentation
                            Agent and as Lender, and the Other Lenders Party Thereto
                            dated May 31, 2000; Banc of America Securities LLC, as
                            Co-Arranger and Book Manager and FleetBoston Robertson
                            Stephens LLC, as
                            Co-Arranger
           10.30.1--        First Amendment to Credit Agreement dated July 13, 2000
           10.30.2--        Second Amendment to Credit Agreement dated December 21,
                            2000
           10.30.3--        Form of Amended and Restated Credit Agreement by and
                            among UTI Corporation, as Borrower, Bank of America, N.A.
                            as Administrative Agent and as Lender, Fleet National
                            Bank, as Syndication Agent and as Lender, Dresdner Bank
                            AG, New York Branch and Grand Cayman Branch, as
                            Documentation Agent and as Lender and the Other Lenders
                            Party thereto
           10.31--          Securities Purchase Agreement dated May 31, 2000 by and
                            among MDMI Holdings, Inc. and Medical Device
                            Manufacturing, Inc. and DLJ Investment Partners II, L.P.,
                            DLJ Investment Funding II, Inc., DLJ ESC II L.P., DLJ
                            Investment Partners, L.P., and Reliastar Financial Corp.,
                            including Form of Senior Note, Form of Senior
                            Subordinated Note, Form of Indenture for the Senior Notes
                            and Form of Indenture for the Senior Subordinated Notes
           10.32--          Note Registration Rights Agreement for the Senior Notes
                            by and among MDMI Holdings, Inc. and DLJ Investment
                            Partners II, L.P., DLJ Investment Funding II, Inc., DLJ
                            ESC II L.P., DLJ Investment Partners, L.P., and Reliastar
                            Financial Corp.
           10.33--          Note Registration Rights Agreement for the Senior
                            Subordinated Notes by and among Medical Device
                            Manufacturing, Inc. and DLJ Investment Partners II, L.P.,
                            DLJ Investment Funding II, Inc., DLJ ESC II L.P., DLJ
                            Investment Partners, L.P. and Reliastar Financial Corp.
           10.34--          Anti-Dilution Agreement among MDMI Holdings, Inc. and DLJ
                            Investment Partners II, L.P., DLJ Investment Funding II,
                            Inc., DLJ ESC II L.P., DLJ Investment Partners, L.P. and
                            Reliastar Financial Corp.
           10.35--          Management Agreement dated July 6, 1999 by and among KRG
                            Capital Partners, L.L.C., Medical Device Manufacturing,
                            Inc., and G&D, Inc.
           10.35.1--        First Amendment to Management Agreement dated May 31,
                            2000 by and among KRG Capital Partners, L.L.C., MDMI
                            Holdings, Inc., Medical Device Manufacturing, Inc. and
                            G&D, Inc.
           10.35.2--        Second Amendment to Management Agreement dated as of
                            January 31, 2001 by and among KRG Capital Partners,
                            L.L.C., MDMI Holdings, Inc. and Medical Device
                            Manufacturing, Inc.
           10.36--          Letter agreement dated as of January 31, 2001 between
                            MDMI Holdings, Inc. and H. Stephen Cookston, as amended
           10.37--          Employment Agreement, dated January 31, 2001, between
                            MDMI Holdings, Inc. and Thomas F. Lemker
           10.38--          Board Nomination Agreement, dated February 28, 2001,
                            among UTI Corporation and entities affiliated with KRG
                            Capital Partners, LLC
           10.39--          License and Technical Assistance Agreement, dated June 1,
                            2000, between UTI Pennsylvania and Medical Device
                            Investment Holdings, Inc.
           16.1--           Letter from Deloitte & Touche
           21.1             List of Subsidiaries

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
           23.1--           Consent of Independent Auditors -- Arthur Andersen
           23.2--           Consent of Independent Auditors -- Deloitte & Touche
           23.3--           Consent of Independent Auditors -- KPMG
           23.4--           Consent of Hogan & Hartson L.L.P. (included in Exhibit
                            5.1)
           24.1--           Power of Attorney (included on signature page)


---------------


-- previously filed


     (b) Financial Statement Schedules:


 PAGE
NUMBER                                   DESCRIPTION
------                                   -----------
S-1--             Report of Independent Public Accountants
S-2--             Schedule II-MDMI Holdings-Valuation and Qualifying
                  Accounts
S-3--             Report of Independent Public Accountants
S-4--             Schedule II-UTI Pennsylvania-Valuation and Qualifying
                  Accounts


---------------


-- previously filed


     All other schedules are omitted because they are not required, are not applicable or the information is included in the consolidated financial statements or notes thereto.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Collegeville, Commonwealth of Pennsylvania, on March 6, 2001.


                                            UTI Corporation

                                            By:     /s/ ANDREW D. FREED
                                              ----------------------------------
                                                       Andrew D. Freed
                                                   Chief Executive Officer


                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----
                 /s/ ANDREW D. FREED                   Director, Chief Executive         March 6, 2001
-----------------------------------------------------    Officer and President
                   Andrew D. Freed                       (Principal Executive Officer)

                /s/ THOMAS F. LEMKER                   Vice President Finance            March 6, 2001
-----------------------------------------------------    (Principal Financial
                  Thomas F. Lemker                       Officer/Principal Accounting
                                                         Officer)

                          *                            Director                          March 6, 2001
-----------------------------------------------------
                      Ira Brind

                          *                            Director                          March 6, 2001
-----------------------------------------------------
                 H. Stephen Cookston

                          *                            Director                          March 6, 2001
-----------------------------------------------------
                 Charles A. Hamilton

                          *                            Director                          March 6, 2001
-----------------------------------------------------
                    Mark M. King

                          *                            Director                          March 6, 2001
-----------------------------------------------------
                  Steven D. Neumann

                          *                            Director                          March 6, 2001
-----------------------------------------------------
                 David B. Pinkerton

                          *                            Director                          March 6, 2001
-----------------------------------------------------
                   Eric M. Pollock

                          *                            Director                          March 6, 2001
-----------------------------------------------------
                   Bruce L. Rogers

                                                       Director                          March 6, 2001
-----------------------------------------------------
              Thomas Quinn Spitzer, Jr.

* By his signature below, the undersigned, pursuant to duly authorized powers of attorney filed with the Securities and Exchange Commission, has signed this Amendment No. 4 to the Registration Statement on behalf of the persons indicated.


       /s/ ANDREW D. FREED
------------------------------------
          Andrew D. Freed

                                 EXHIBIT INDEX


        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
            1.1             Form of Underwriting Agreement
            2.1--           Agreement for Purchase and Sale of Stock, dated July 6,
                            1999, among Medical Device Manufacturing, Inc., G&D, Inc.
                            d/b/a Star Guide, and Shareholders of G&D, Inc.
            2.2--           Share Purchase Agreement, dated December 22, 1999, among
                            Medical Device Manufacturing, Inc., Noble-Met, Ltd. and
                            the Shareholders of Noble-Met, Ltd.
            2.2.1--         First Amendment to Share Purchase Agreement, dated as of
                            January 11, 2000, among Medical Device Manufacturing,
                            Inc., Noble-Met, Ltd. and the Shareholders of Noble-Met
                            Ltd.
            2.3--           Agreement and Plan of Merger, dated May 12, 2000, among
                            Medical Device Manufacturing, Inc., MER Acquisition
                            Corp., Medical Engineering Resources, Ltd. and the
                            Shareholders of Medical Engineering Resources, Ltd. dated
            2.4--           Stock Purchase Agreement, dated May 31, 2000, among UTI
                            Acquisition Corp., UTI Corporation and the Shareholders
                            of UTI Corporation
            2.5--           Agreement and Plan of Merger dated December 22, 2000,
                            among Medical Device Manufacturing, Inc., KMKATM
                            Acquisition Corp., American Technical Molding, Inc. and
                            the Shareholders of American Technical Molding, Inc.
            3.1--           Articles of Incorporation of UTI Corporation
            3.1.1--         Form of Articles of Amendment and Restatement of UTI
                            Corporation to be effective upon the closing of the
                            offering being made pursuant to this registration
                            statement
            3.2--           Bylaws of UTI Corporation
            4.1--           Specimen certificate representing the common stock
            5.1--           Opinion of Hogan & Hartson L.L.P. with respect to the
                            legality of the common stock
           10.1--           Second Amended and Restated Registration Rights Agreement
                            dated May 31, 2000
           10.1.1--         Form of Joinder to Second Amended and Restated
                            Registration Rights Agreement
           10.2--           Shareholders' Agreement dated July 6, 1999
           10.2.1--         Form of Joinder to Shareholders' Agreement
           10.2.2--         First Amendment to Shareholders' Agreement dated May 31,
                            2000
           10.2.3--         Form of Joinder to First Amendment to Shareholders'
                            Agreement
           10.3--           Form of Subscription Agreement for Class A-1 5%
                            Convertible Preferred Stock, Class B-1 Convertible
                            Preferred Stock and Voting Common Stock
           10.3.1--         Form of Subscription Agreement for Class A-2 5%
                            Convertible Preferred Stock
           10.3.2--         Form of Subscription Agreement for Class A-3 5%
                            Convertible Preferred Stock
           10.3.3--         Form of Subscription Agreement for Class A-4 5%
                            Convertible Preferred Stock
           10.3.4--         Form of Subscription Agreement for Class A-5 5%
                            Convertible Preferred Stock
           10.3.5--         Form of Subscription Agreement for Class A-5 5%
                            Convertible Preferred Stock (American Technical Molding
                            Stockholders)
           10.3.6--         Form of Subscription Agreement for Class B-2 Convertible
                            Preferred Stock

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
           10.4--           Form of Amended and Restated 2000 Stock Option and
                            Incentive Plan to be effective upon the closing of the
                            offering being made pursuant to this registration
                            statement
           10.4.1--         Form of 2000 Stock Option and Incentive Plan Incentive
                            Stock Option Agreement
           10.4.2--         Form of 2000 Stock Option and Incentive Plan
                            Non-Incentive Stock Option Agreement
           10.5--           Form of Employee Stock Purchase Plan to be effective upon
                            the closing of the offering being made pursuant to this
                            registration statement
           10.6--           Star Guide Phantom Stock Plan
           10.7--           2000 Employee Phantom Stock Plan
           10.7.1--         Form of 2000 Employee Phantom Stock Plan Agreement
           10.8--           2000 Retention Plan for Employees
           10.9--           2000 Retention Plan for MER Consultants and Employees
           10.10--          UTI Corporation Key Executive Deferred Compensation Plan
           10.11--          UTI Supplemental Executive Retirement Pension Program
           10.12--          Employment Agreement, dated May 31, 2000, among Medical
                            Device Manufacturing, Inc., UTI Corporation and Andrew D.
                            Freed
           10.13--          Employment Agreement, dated May 31, 2000, among Medical
                            Device Manufacturing, Inc., UTI Corporation and Barry
                            Aiken
           10.14--          Employment Agreement, dated May 31, 2000, among Medical
                            Device Manufacturing, Inc., UTI Corporation and Jeffrey
                            M. Farina
           10.15--          Employment Agreement, dated May 31, 2000, between Medical
                            Device Manufacturing, Inc. and Eric Pollock
           10.16--          Non-Competition Agreement, dated May 31, 2000, among
                            Medical Device Manufacturing, Inc., UTI Corporation and
                            Andrew D. Freed
           10.17--          Non-Competition Agreement, dated May 31, 2000, among
                            Medical Device Manufacturing, Inc., UTI Corporation and
                            Barry Aiken
           10.18--          Non-Competition Agreement, dated May 31, 2000, among
                            Medical Device Manufacturing, Inc., UTI Corporation and
                            Jeffrey M. Farina
           10.19--          Non-Competition Agreement, dated May 31, 2000, among
                            Medical Device Manufacturing, Inc., UTI Corporation and
                            Frank J. Cornwell
           10.20--          Non-Competition Agreement, dated July 6, 2000, among
                            Medical Device Manufacturing, Inc., G&D, Inc. and Eric
                            Pollock
           10.21--          Letter Agreement dated as of January 31, 2001 among
                            Medical Device Manufacturing, Inc., MDMI Holdings, Inc.
                            and Eric Pollock
           10.22--          Lease Agreement dated July 6, 1999 between 5000
                            Independence LLC and Medical Device Manufacturing, Inc.
           10.23--          Lease Agreement dated January 11, 2000 between Image,
                            L.C. and Medical Device Manufacturing, Inc.
           10.24--          Lease Agreement dated January 8, 1999 between Sunbeam
                            Properties, Inc. and UTI Corporation
           10.25--          Lease Agreement dated August 12, 1997 between DTEC, Inc.
                            and UTI Corporation

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
           10.26--          Lease Agreement dated June 14, 1999 between Suddeutche
                            Feinmechanik GmbH and UTI SFM Feinmechanik GmbH
           10.27--          Lease Agreement dated July 13, 1993 between Bakmat
                            Developments Limited, Uniform Tubes Europe and UTI
                            Corporation
           10.27.1--        Lease Agreement dated June 30, 2000 by and among
                            Industrial Property Investment Fund, acting by its
                            General Partner, Legal and General Property Partners
                            (Industrial Fund) Limited and Uniform Tubes, Europe
           10.28--          Lease Agreement dated December 11, 2000 by and among
                            Peter Lyons, G&D, Inc., d/b/a Star Guide Corporation, and
                            Seazun Limited
           10.29--          Standard Industrial Lease dated June 30, 1993 by and
                            among Upland Technology Associates, J. K. Molds and
                            American Technical Molding
           10.30--          Credit Agreement by and among Medical Device
                            Manufacturing, Inc., as Borrower, Bank of America, N.A.,
                            as Administrative Agent and as Lender, Fleet National
                            Bank, as Syndication Agent and as Lender, Dresdner Bank
                            AG, New York and Grand Cayman Branch, as Documentation
                            Agent and as Lender, and the Other Lenders Party Thereto
                            dated May 31, 2000; Banc of America Securities LLC, as
                            Co-Arranger and Book Manager and FleetBoston Robertson
                            Stephens LLC, as
                            Co-Arranger
           10.30.1--        First Amendment to Credit Agreement dated July 13, 2000
           10.30.2--        Second Amendment to Credit Agreement dated December 21,
                            2000
           10.30.3--        Form of Amended and Restated Credit Agreement by and
                            among UTI Corporation, as Borrower, Bank of America, N.A.
                            as Administrative Agent and as Lender, Fleet National
                            Bank, as Syndication Agent and as Lender, Dresdner Bank
                            AG, New York Branch and Grand Cayman Branch, as
                            Documentation Agent and as Lender and the Other Lenders
                            Party thereto
           10.31--          Securities Purchase Agreement dated May 31, 2000 by and
                            among MDMI Holdings, Inc. and Medical Device
                            Manufacturing, Inc. and DLJ Investment Partners II, L.P.,
                            DLJ Investment Funding II, Inc., DLJ ESC II L.P., DLJ
                            Investment Partners, L.P., and Reliastar Financial Corp.,
                            including Form of Senior Note, Form of Senior
                            Subordinated Note, Form of Indenture for the Senior Notes
                            and Form of Indenture for the Senior Subordinated Notes
           10.32--          Note Registration Rights Agreement for the Senior Notes
                            by and among MDMI Holdings, Inc. and DLJ Investment
                            Partners II, L.P., DLJ Investment Funding II, Inc., DLJ
                            ESC II L.P., DLJ Investment Partners, L.P., and Reliastar
                            Financial Corp.
           10.33--          Note Registration Rights Agreement for the Senior
                            Subordinated Notes by and among Medical Device
                            Manufacturing, Inc. and DLJ Investment Partners II, L.P.,
                            DLJ Investment Funding II, Inc., DLJ ESC II L.P., DLJ
                            Investment Partners, L.P. and Reliastar Financial Corp.
           10.34--          Anti-Dilution Agreement among MDMI Holdings, Inc. and DLJ
                            Investment Partners II, L.P., DLJ Investment Funding II,
                            Inc., DLJ ESC II L.P., DLJ Investment Partners, L.P. and
                            Reliastar Financial Corp.
           10.35--          Management Agreement dated July 6, 1999 by and among KRG
                            Capital Partners, L.L.C., Medical Device Manufacturing,
                            Inc., and G&D, Inc.
           10.35.1--        First Amendment to Management Agreement dated May 31,
                            2000 by and among KRG Capital Partners, L.L.C., MDMI
                            Holdings, Inc., Medical Device Manufacturing, Inc. and
                            G&D, Inc.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
           10.35.2--        Second Amendment to Management Agreement dated as of
                            January 31, 2001 by and among KRG Capital Partners,
                            L.L.C., MDMI Holdings, Inc. and Medical Device
                            Manufacturing, Inc.
           10.36--          Letter agreement dated as of January 31, 2001 between
                            MDMI Holdings, Inc. and H. Stephen Cookston, as amended
           10.37--          Employment Agreement, dated January 31, 2001, between
                            MDMI Holdings, Inc. and Thomas F. Lemker
           10.38--          Board Nomination Agreement, dated February 28, 2001,
                            among UTI Corporation and entities affiliated with KRG
                            Capital Partners, LLC
           10.39--          License and Technical Assistance Agreement, dated June 1,
                            2000, between UTI Pennsylvania and Medical Device
                            Investment Holdings, Inc.
           16.1--           Letter from Deloitte & Touche
           21.1             List of Subsidiaries
           23.1--           Consent of Independent Auditors -- Arthur Andersen
           23.2--           Consent of Independent Auditors -- Deloitte & Touche
           23.3--           Consent of Independent Auditors -- KPMG
           23.4--           Consent of Hogan & Hartson L.L.P. (included in Exhibit
                            5.1)
           24.1--           Power of Attorney (included on signature page)


---------------


-- previously filed